As filed with the Securities and Exchange Commission on November 26, 2008.

Registration No. 333-153359

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM S-1

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POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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CORD BLOOD AMERICA, INC.

(Name of registrant as specified in its charter)

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Florida	8071	65-1078768
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification Number)

501 Santa Monica Blvd., Suite 700, Santa Monica, CA 90401
(310) 432-4090

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Matthew Schissler, Chief Executive Officer
501 Santa Monica Blvd., Suite 700
Santa Monica, California

(310) 432-409090401

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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DEREGISTRATION OF SECURITIES

Cord Blood America, Inc., a Florida corporation (the “Company”), registered 47,562,096 shares (the “Registered Shares”) of the Company’s common stock, $.0001 par value per share (the “Common Stock”), pursuant to a registration statement on Form S-1 (File No. 333-153359) which was declared effective by the Securities and Exchange Commission on November 4, 2008.  The Registered Shares were registered pursuant to, and issuable under, the Company’s Securities Purchase Agreement with Tangiers Investors, LP which was entered into by the the Company and Tangiers on June 27, 2008.

Pursuant to Rule 478 under the Securities Act of 1933, as amended, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 47,562,096 shares of Common Stock.  Such shares remain unissued and unsold as of the date of the filing of this Post-Effective Amendment No. 1.  The Registration Statement is hereby amended to reflect the deregistration of such shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No.1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 26th day of November 2008.

CORD BLOOD AMERICA, INC.

Date November 26, 2008	By:	/s/ MATTHEW L. SCHISSLER
Matthew L. Schissler
Chief Executive Officer, Principal Executive Officer, Principal Accounting Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ MATTHEW L. SCHISSLER	Chairman of the Board and Principal Executive Officer and Principal Accounting Office	November 26, 2008
Matthew L. Schissler

/s/ JOSEPH VICENTE	Vice President and Director	November 26, 2008
Joseph Vicente

/s/ TIMOTHY MCGRATH	Director	November 26 , 2008
Timothy McGrath

/s/ RICK NEESON	Director	November 26, 2008
Rick Neeson